Exhibit 99.2

Investor Relations Contact	News Media Contact
Craig Jackson	phone (937) 224-5940
Vice President & Treasurer	e-mail: communications@dplinc.com
phone (937) 259-7033

DPL Inc. Announces Quarterly Dividend and DP&L Declares Quarterly Preferred Dividends

DAYTON, Ohio, October 26, 2011 — The board of directors of DPL Inc. (NYSE: DPL) declared a quarterly dividend of $0.3325 per share payable December 1, 2011 to common shareholders of record on November 15, 2011.

In addition, the board of directors of The Dayton Power and Light Company (DP&L) declared quarterly dividends on DP&L preferred stocks as follows:

$0.9375 per share on the 3.75% Series A, Cumulative

$0.9375 per share on the 3.75% Series B, Cumulative

$0.9750 per share on the 3.90% Series C, Cumulative

The preferred dividends are payable December 1, 2011 to holders of record on November 15, 2011.

About DPL

DPL Inc. (NYSE:DPL) is a regional energy company.  DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER), which also does business as DP&L Energy.  The Dayton Power and Light Company, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier.  DPL, through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which 2,800 megawatts are coal-fired units and 1,000 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

Forward Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Matters discussed in this press release that relate to events or developments that are expected to occur in the future, management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions.  Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond our control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, natural gas, oil, and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; performance of our suppliers and other counterparties; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; a material deterioration in DPL’s retail and/or wholesale businesses and assets; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels and regulations, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development and operation of Regional Transmission Organizations (RTOs), including PJM Interconnection, L.L.C. (PJM) to which DPL’s operating subsidiary (DP&L) has given control of its transmission functions; changes in our purchasing processes, pricing, delays, employee, contractor, and supplier performance and availability; significant delays associated with large construction projects; growth in our service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; an otherwise material adverse change in the business, assets, financial condition or results of operations of DPL; and the risks and other factors discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made.  We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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